Exhibit 16.1

March 30, 2015
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Essex Rental Corp.
File No. 0-52459
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Essex Rental Corp. dated March 30, 2015, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/    Grant Thornton LLP